UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2009 (March 5, 2009)

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SYNCORA HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

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Bermuda	001-32950	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, Hamilton, Bermuda HM 12

(Address of principal executive offices)

(441) 295-7135

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On March 5, 2009, Syncora Guarantee Inc. (“Syncora Guarantee”), a wholly-owned insurance subsidiary of Syncora Holdings Ltd. (the “Company”), entered into the RMBS Transaction Agreement (the “Transaction Agreement”). Pursuant to the Transaction Agreement, a fund (the “Fund”) will acquire certain residential mortgage backed securities that are insured by Syncora Guarantee (the “RMBS Securities”). Upon consent of Syncora Guarantee, the Fund will commence a tender offer to acquire the RMBS Securities either in consideration for cash or for a certificate representing the uninsured cash flows of the tendered RMBS Securities and a cash payout. Subject to closing conditions, including, among other things, the tender of a certain amount of RMBS Securities, the entry into a master transaction agreement (the “2009 MTA”) among Syncora Guarantee and certain financial institutions that are counterparties to credit default swap (“CDS”) contracts insured by, and financial guarantee insurance contracts provided by, Syncora Guarantee (the “Counterparties”) contemplated by the letter of intent described below and approval of the tender offer by the New York Insurance Department (the “NYID”), Syncora Guarantee will purchase class B shares of the Fund and receive certificates representing the insurance cash flows on all RMBS Securities acquired by the Fund for an amount to be determined pursuant to the Transaction Agreement but not exceeding $375 million in the aggregate. If the minimum amount of RMBS Securities is tendered and so acquired, the tender offer would significantly reduce Syncora Guarantee’s statutory loss reserves with respect to residential mortgage backed securities. Consummation of the transactions contemplated by the Transaction Agreement is subject to various closing conditions and there can be no assurance that the transactions contemplated thereby will be consummated.

Any certificates issued in connection with the tender offer described above will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 2.02 Results of Operations and Financial Condition.

As an entity regulated by the NYID, Syncora Guarantee is required to prepare its financial statements in accordance with statutory accounting principles (“SAP”) prescribed or permitted by the NYID, which represents a basis of accounting which may differ materially from accounting principles generally accepted in the United States of America. In addition, under New York State law, Syncora Guarantee is required to maintain minimum policyholders’ surplus, determined in accordance with SAP, of at least $65 million.

On March 5, 2009, Syncora Guarantee filed its 2008 Annual Statement, which included its unaudited SAP financial statements, with the NYID and reported therein a policyholders’ deficit, determined in accordance with SAP, of approximately $2.4 billion at December 31, 2008. This failure to maintain positive statutory policyholders’ surplus and non-compliance with the statutory minimum policyholders’ surplus requirement permits the NYID to intervene in Syncora Guarantee’s operations and seek court appointment as rehabilitator or liquidator of Syncora Guarantee. For a complete discussion of Syncora Guarantee’s SAP financial data, please see the 2008 Annual Statement, which is posted on the Company’s website at www.syncora.com, including the related footnotes, which should be read in conjunction with the financial data reported therein.

ITEM 8.01 Other Events.

Effective as of March 5, 2009, Syncora Guarantee entered into a non-binding letter of intent with certain of the Counterparties (the “Letter of Intent”) whereby the parties agreed to negotiate in good faith to seek to promptly agree on mutually agreeable definitive documentation, in the form of the 2009 MTA and related agreements, which, together with the Transaction Agreement, represent the second phase of the Company’s strategic plan. The non-binding terms and conditions in the Letter of Intent provide that Syncora Guarantee and the Counterparties will commute or transfer to an affiliate of the Company, or cause certain of their respective affiliates to commute or transfer, their respective CDS contracts and financial guarantee insurance contracts and in exchange Syncora Guarantee will pay to the Counterparties certain consideration to include (i) approximately $1.2 billion in cash consideration, (ii) common shares of the Company, such shares to represent approximately 40% of the outstanding common shares following the transaction and to be transferred from Syncora Private Trust Company Limited as trustee for the CCRA Purpose Trust, (iii) a $150 million short term surplus note and a $475 million long term surplus note, each issued by Syncora Guarantee, and (iv) additional consideration that may include preferred shares of the Company or Syncora Guarantee, additional surplus notes of Syncora Guarantee and additional cash consideration based on certain specified calculations. Such non-binding terms and conditions also provide that Syncora Guarantee will form a New York financial guarantee insurance subsidiary (the “Drop-Down Company”) to (a) reinsure on a cut-through basis certain of Syncora Guarantee’s public finance and selected global infrastructure in-force business and (b) assume through consensual novations certain of Syncora Guarantee’s in-force guarantees of CDS business, in connection with which Syncora Guarantee will enter into new swap contracts with the respective counterparties to such guarantees to provide a financial guarantee that guarantees certain of the payments under such novated swap contracts. Syncora Guarantee will capitalize the Drop-Down Company with $185 million in equity and the purchase of two surplus notes of the Drop-Down Company in the aggregate principal amount of $350 million. Such non-binding terms and conditions also contemplate certain closing conditions to the 2009 MTA, including the receipt of regulatory approvals and a process for selecting members of the Board of Directors of each of the Company, Syncora Guarantee and the Drop-Down Company and certain officers of the Company.

The non-binding terms and conditions in the Letter of Intent contemplate the participation of all of the 23 Counterparties. As of March 5, 2009, eight of the nine Counterparties that are a part of the negotiating committee, an informal steering committee of certain of the Counterparties, have executed the Letter of Intent. In total, 17 of the Counterparties have executed the Letter of Intent. These 17 Counterparties represent all but two of the 19 Counterparties that entered into the Master Commutation Release and Restructuring Agreement, dated July 28, 2008, as amended; the 19 Counterparties represent substantially all of the Company’s statutory loss reserves with respect to CDS contracts. One of the significant Counterparties has indicated that it is not presently contemplating executing the Letter of Intent in its current form and there can be no assurance that the remaining Counterparties will execute the Letter of Intent in its current form or at all. The Company is exploring alternative terms and conditions that would permit consummation of the second phase of the Company’s strategic plan without the participation of such remaining Counterparties if necessary.

All of the terms and conditions described above are subject to definitive documentation satisfactory to all of the parties. There can be no assurance that the parties will enter into such agreements in accordance with these terms and conditions or at all. In addition, consummation of the transactions contemplated by the 2009 MTA and related agreements will be subject to various closing conditions and there can be no assurance that the transactions contemplated thereby will be consummated. In addition, the Company needs to enter into settlement arrangements with certain third parties as part of the second phase of its strategic plan.

If the transactions contemplated by the 2009 MTA and the related agreements and the Transaction Agreement are not consummated, Syncora Guarantee is expected to continue to report a policyholders’ deficit and may therefore be subject to action by the NYID. For a description the risks if Syncora Guarantee should become subject to a regulatory proceeding or if Syncora Guarantee should become insolvent, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCORA HOLDINGS LTD. (Registrant)

Date: March 6, 2009	By:	/s/ Susan Comparato
Name: Susan Comparato
Title: Acting Chief Executive Officer and President